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                                                               EXHIBIT 10.7

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                             VOTING AGREEMENT

                                    By

                         NATIONAL AMUSEMENTS, INC.

                               (Stockholder)

                                    and

                                VIACOM INC.

                       Dated as of November 9, 1999


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                             VOTING AGREEMENT

   VOTING AGREEMENT, dated as of November 9, 1999 (this "Agreement"), by NATIONAL AMUSEMENTS, INC., a Maryland corporation (the "Stockholder"), to and for the benefit of VIACOM INC., a Delaware corporation ("Viacom").

   WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 93,658,828 shares of Class A Common Stock (the "Viacom Class A Common Stock"; such shares, together with any of Viacom Class A Common Stock and any other shares of voting stock of Viacom acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Stockholder's Shares"), par value $.01 per share, of Viacom;

   WHEREAS, on September 6, 1999, CBS CORPORATION, a Pennsylvania corporation ("CBS"), and Viacom entered into an Agreement and Plan of Merger, which agreement was amended and restated October 8, 1999 (as amended, the "Merger Agreement") pursuant to which, upon the terms and subject to the conditions thereof, CBS will be merged with and into Viacom;

   WHEREAS, on July 29, 1999 and September 6, 1999, the Viacom Board of Directors amended the Viacom 1997 Long-Term Management Incentive Plan (the "1997 Plan") to increase the number of shares of Viacom Class B common stock (the "Viacom Class B Common Stock") authorized for issuance under the 1997 Plan by an additional 10 million shares to a total of 50 million shares of Viacom Class B Common Stock (the "1997 Plan Proposal"); and

   WHEREAS, Viacom intends to submit the 1997 Plan Proposal for approval by the affirmative vote of the holders of a majority of the shares of the Viacom Class A Common Stock at the Viacom Stockholders' Meeting (as defined in the Merger Agreement), however called, or in any action by written consent of the stockholders of Viacom;

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

   Section 1. Voting of Stockholder's Shares. Until the termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees that, at the Viacom Stockholders' Meeting or any other meeting of the stockholders of Viacom, however called, and in any action by written consent of the stockholders of Viacom, the Stockholder will vote all of the Stockholder's Shares in favor of the 1997 Plan Proposal.

   Section 2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Stockholder's Shares which is inconsistent with this Agreement.

   Section 3. Termination. This Agreement shall terminate upon the earlier to occur of (a) the approval of the 1997 Plan Proposal by the Viacom stockholders and (b) the first anniversary of the date hereof. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

   Section 4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):
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       if to the Stockholder:

          National Amusements, Inc.

          200 Elm Street

          Dedham, Massachusetts 02026

          Telecopier No.: (781) 461-1412

          Attention: General Counsel

       if to Viacom:

          Viacom Inc.

          1515 Broadway

          New York, New York 10036

          Telecopier No.: (212) 258-6099

          Attention: Michael D. Fricklas, Senior Vice President,

               General Counsel and Secretary

   Section 5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

   Section 6. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

   Section 7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   Section 8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such State.

   Section 10. Consent to Jurisdiction. (a) Each of the Stockholder and Viacom hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Viacom and the Stockholder hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of Viacom and the Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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   (b) Each of Viacom and the Stockholder irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 10 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 12. Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance.

   Section 13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          NATIONAL AMUSEMENTS, INC.

                                               /s/ Sumner M. Redstone

                                          By ____________________________

                                            Name: Sumner M. Redstone

                                            Title: Chairman, President and

                                                  Chief Executive Officer

                                          VIACOM INC.

                                              /s/ Michael D. Fricklas

                                          By _____________________________

                                            Name: Michael D. Fricklas

                                            Title: Senior Vice President,

                                                  General Counsel and
                                                  Secretary

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